Exhibit 16.1

PricewaterhouseCoopers LLP PricewaterhouseCoopers Center 300 Madison Avenue New York NY 10017 Telephone (646) 471 3000 Facsimile (813) 286 6000
January 11, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We have read the statements made by Emisphere Technologies, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Emisphere Technologies, Inc., dated January 6, 2010. We agree with the statements concerning our Firm in such Form 8-K.
Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP